                                                                       Exhibit 5

Joint Filer Information

Name of Joint Filer:       John T. Kim as Co-Trustee of the Trust U/D of
                           James J. Kim dated 11-11-2005 f/b/o Children of
                           David D. Kim

Address:                   1345 Enterprise Drive
                           West Chester, PA  19380

Designated Filer:          David D. Kim as Co-Trustee of the Trust U/D of
                           James J. Kim dated 11-11-2005 f/b/o Children of
                           David D. Kim

Issuer & Ticker Symbol:    Amkor Technology, Inc.  (AMKR)

Date of Event
Requiring Statement:       November 14, 2005

Signature:                 /s/ Memma S. Kilgannon       Date December 12, 2005
                           Memma S. Kilgannon
                           As Attorney-in-Fact for John T. Kim in his trustee
                             capacities listed above.

                                  * * * * * * *